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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-105416), as amended on June 6, 2003, and related Prospectus of ARRIS Group, Inc. for the registration of $125,000,000 4 1/2% convertible subordinated notes due 2008 and the 25,000,000 shares of its common stock issuable upon conversion of the notes and to the incorporation by reference therein of our report dated February 4, 2003 (except
Note 19, as to which the date is March 24, 2003) with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission, both of which are incorporated by reference in this Registration Statement on Form S-3 for the registration of 1,500,000 shares of its common stock to be issued as "make-whole" interest payments upon redemption of the above referenced convertible notes.


                                             /s/ Ernst & Young LLP


March 4, 2004
Atlanta, Georgia